Exhibit 2.2

AGREEMENT AND PLAN OF MERGER

BETWEEN

Global Trend Investments Limited

(a limited company incorporated in the British Virgin Islands)

AND

Jerash Holdings (US), Inc.

(a Delaware corporation)

This Agreement and Plan of Merger is dated this 11th day of May, 2017, pursuant to Section 252 of the General Corporation Law of the State of Delaware and Section 171 of the BVI Business Companies Act, between Global Trend Investments Limited, a limited company incorporated in the British Virgin Islands with company number 395431 and Jerash Holdings (US), Inc., a Delaware corporation.

WITNESSETH that:

WHEREAS, Global Trend Investments Limited is a limited company incorporated and existing under the laws of the British Virgin Islands, its Memorandum and Articles of Association having been filed with the Registrar of Corporate Affairs of the British Virgin Islands on July 5, 2000; and

WHEREAS, Jerash Holdings (US), Inc. is a corporation organized and existing under the laws of the State of Delaware, its Certificate of Incorporation having been filed in the Office of the Secretary of State of the State of Delaware on January 19, 2016; and

WHEREAS, the Board of Directors of each of the constituent corporations deems it advisable that Global Trend Investments Limited, a limited company incorporated in the British Virgin Islands, be merged into Jerash Holdings (US), Inc., a Delaware corporation, on the terms and conditions hereinafter set forth, in accordance with the applicable statutes of Delaware and the British Virgin Islands.

NOW, THEREFORE, the corporations party to this Agreement, in consideration of the mutual covenants, agreements and provisions hereinafter contained, do hereby prescribe the terms and conditions of said merger and mode of carrying the same into effect as follows:

ARTICLE ONE

Pursuant to the provisions of the laws of the states of Delaware and the British Virgin Islands, Global Trend Investments Limited, a limited company incorporated in the British Virgin Islands, hereby merges itself into Jerash Holdings (US), Inc., a Delaware corporation, which shall be the surviving corporation. This Agreement is supplemented by the Plan of Merger attached hereto as Exhibit A solely for purposes of compliance with the laws of the British Virgin Islands.

ARTICLE TWO

The Certificate of Incorporation of Jerash Holdings (US), Inc., a Delaware corporation, as in effect on the date of the merger provided for in this Agreement, shall continue in full force and effect as the Certificate of Incorporation of the corporation surviving this merger.

ARTICLE THREE

The authorized capital stock of each constituent corporation which is a party to the merger is as follows:

(a)          Jerash Holdings (US), Inc., a Delaware corporation, is authorized to issue 15,500,000 shares of capital stock, with 15,000,000 shares designated as common stock, par value $0.001 per share, and 500,000 designated as preferred stock, par value $0.001 per share, of which 9,500,000 shares of common stock are issued and outstanding and entitled to vote on the merger as one class. The number of such shares is not subject to change prior to the effective date of the merger.

(b)          Global Trend Investments Limited, a limited company incorporated in the British Virgin Islands, is authorized to issue 2,000,000 shares, par value $1.00 per share, of which 1,100,000 shares are issued and outstanding and entitled to vote on the merger as one class. The number of such shares is not subject to change prior to the effective date of the merger.

ARTICLE FOUR

The manner of converting the outstanding capital stock of each of the constituent corporations into shares or other securities of the surviving corporation shall be as follows:

(a) Each share of common stock of Jerash Holdings (US), Inc., a Delaware corporation, which shall be issued and outstanding immediately prior to the merger becoming effective, shall remain issued and outstanding.

(b) Each share of Global Trend Investments Limited, a limited company incorporated in the British Virgin Islands, outstanding immediately prior to the merger becoming effective, shall be automatically cancelled and extinguished without consideration.

ARTICLE FIVE

The terms and conditions of the merger are as follows:

(a) The by-laws of Jerash Holdings (US), Inc., a Delaware corporation, as they shall exist on the effective date of the merger shall be and remain the by-laws of the surviving corporation until the same shall be altered, amended and repealed as therein provided.

(b) All persons who are directors or officers of Jerash Holdings (US), Inc., a Delaware corporation, immediately prior to the merger becoming effective shall be and remain in the same respective positions as directors or officers, and shall continue in office until the next annual meeting of stockholders and until their successors shall have been elected and qualified or until their earlier resignation or removal.

(c) This merger shall become effective upon the filing of the Certificate of Merger in substantially the form attached hereto as Exhibit B with the Secretary of State of the State of Delaware.

(d) Upon the merger becoming effective, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the merged company shall be transferred to, vested in and devolve upon the surviving corporation without further act or deed and all property, rights, and every other interest of the surviving corporation and the merged company shall be as effectively the property of the surviving corporation as they were of the surviving corporation and the merged company respectively. The merged company hereby agrees from time to time, as and when requested by the surviving corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the surviving corporation may deem to be necessary or desirable in order to vest in and confirm to the surviving corporation title to and possession of any property of the merged company acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers and directors of the merged company and the proper officers and directors of the surviving corporation are fully authorized in the name of the merged company or otherwise to take any and all such action.

****

IN WITNESS WHEREOF, the parties to this Agreement and Plan of Merger, pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors have caused these presents to be executed by the following as the respective act, deed and agreement of said corporations as of the date first written above.

Jerash Holdings (US), Inc.
a Delaware corporation

By:	/s/ Choi Lin Hung
Name: Choi Lin Hung
Title: President

Global Trend Investments Limited
a limited company incorporated in the British Virgin Islands

By:	/s/ Choi Lin Hung
Name: Choi Lin Hung
Title: Sole Director

EXHIBIT A

PLAN OF MERGER

SECTION 174 OF THE

BVI BUSINESS COMPANIES ACT

This Plan of Merger is made the [●] day of [●], 2017 by Jerash Holdings (US), Inc. (“Jerash US” or the “Surviving Company”), a corporation organized under the laws of Delaware with its registered office at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801, and Global Trend Investments Limited (the “Merging Company”), a company incorporated under the laws of the British Virgin Islands with company number 395431 and its registered office at Vistra (BVI) Limited, Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands, pursuant to the provisions of section 174 of the BVI Business Companies Act (as amended, the “Act”).

Whereas Jerash US is a corporation existing under and by virtue of the General Corporation Law of the State of Delaware (the “General Corporation Law”) and is entering into this Plan of Merger pursuant to the provisions of Title 8, section 252 of the General Corporation Law.

Whereas the Merging Company is existing under and by virtue of the Act and is entering into this Plan of Merger pursuant to the provisions of section 174 of the Act.

Whereas the parties hereto deem it desirable and in the best interest of the companies and their members that the Merging Company be merged into the Surviving Company.

Now therefore this Plan of Merger provides as follows:

1.	The constituent companies are Jerash US and the Merging Company.

2.	The surviving company is Jerash US.

3.	Jerash US has 9,500,000 shares of common stock, par value of US$0.001 each, in issue, all of which are entitled to vote on the merger as one class.

4.	The Merging Company has 1,100,000 shares, par value of US$1.00 each, in issue, all of which are entitled to vote on the merger as one class.

5.	Upon the merger, the separate corporate existence of the Merging Company shall cease and the Surviving Company shall become the owner, without further action, of all the rights and property of the constituent companies and the Surviving Company shall become subject to all liabilities, obligations and penalties of the constituent companies.

6.	The manner and basis of converting the shares of the constituent companies into shares of the Surviving Company shall be as follows:

(i)	each outstanding share in the Merging Company on the effective date of the merger shall be cancelled and no consideration shall be paid or issued in respect thereof; and

(ii)	each outstanding share of common stock in Jerash US on the effective date of the merger shall continue as an outstanding share of common stock in the Surviving Company.

7.	The by-laws of Jerash US in effect on the effective date of the merger shall be the by-laws of the Surviving Company.

The Surviving Company and the Merging Company have executed this Plan of Merger on the [●] day of [●], 2017.

)
SIGNED for and on behalf of	)
Jereash Holdings (US), Inc.	)	___________________________
By: [●]	)
Director	)
)

)
SIGNED for and on behalf of	)
Global Trend Investments Limited	)	___________________________
By: [●]	)
Director	)
)

EXHIBIT B

Certificate of Merger

of

Global Trend Investments Limited

(a limited company incorporated in the British Virgin Islands)

into

Jerash Holdings (US), Inc.

(a Delaware corporation)

__________, 20__

Jerash Holdings (US), Inc.. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “General Corporation Law”), acting pursuant to Title 8, Section 252 of the General Corporation Law, does hereby certify:

First.	The name of the surviving corporation is Jerash Holdings (US), Inc., a Delaware corporation, and the name of the corporation being merged into this surviving corporation is Global Trend Investments Limited, a limited company incorporated in the British Virgin Islands with company number 395431.

Second.	The Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by the constituent corporations pursuant to Title 8 Section 252 of the General Corporation Law of the State of Delaware.

Third.	The name of the surviving corporation is Jerash Holdings (US), Inc., a Delaware corporation, which will continue its existence as said surviving corporation.

Fourth.	The Certificate of Incorporation of the surviving corporation shall be the Certificate of Incorporation of the Corporation.

Fifth.	The authorized capital stock of Global Trend Investments Limited, a limited company incorporated in the British Virgin Islands, is 2,000,000 shares, par value $1.00 per share.

Sixth.	The merger is to be effective upon the filing of this Certificate.

Seventh.	The Agreement and Plan of Merger is on file at ______________, an office of the surviving corporation.

Eighth.	A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of any constituent corporation or member of any constituent limited liability company.

*    *    *    *     *

IN WITNESS WHEREOF, said surviving corporation has caused this Certificate to be signed by an authorized officer as of the date first above written.

Jerash Holdings (US), Inc.
a Delaware corporation

By:
Name:
Title: